EXHIBIT 10(i)

TEXAS INSTRUMENTS DIRECTORS
DEFERRED COMPENSATION PLAN
As Amended April 16, 1998

The purpose of this plan (the "Plan") is to provide Directors (as herein defined) of Texas Instruments Incorporated ("TI" or the "Company") with the opportunity to defer certain portions of the compensation paid to them as
Directors and to select from among investment alternatives with respect to such deferred compensation.

Section 1. Definitions.

(a) "Board" means the Board of Directors of the Company, as
constituted from time to time.

(b) "Cash Account" means the bookkeeping account established pursuant to Section 4 on behalf of each Director who elects pursuant to Section 3 to have any of his or her Deferred Compensation credited to a cash account.

(c) "Deferred Compensation" means that portion of any Director's
Eligible Compensation that he or she elects pursuant to Section 2 to be deferred in accordance with this Plan.

(d) "Director" means a member of the Board who is not an employee of the Company or any subsidiary thereof.

(e) "Eligible Compensation" means the cash portion of any
compensation payable by the Company to a Director for his or her services as a
Director but shall not include any reimbursement by the Company of expenses incurred by a Director incidental to attendance at a meeting of the Company's stockholders, the Board, or any committee of the Board, or of any other expense incurred on behalf of the Company.

(f) "Fair Market Value" means the average of the high and low prices of TI common stock on the date the determination is made (or, if there is no trading on the New York Stock Exchange on such date, then on the first previous date on which there is such trading) as reported in "New York Stock
Exchange Composite Transactions" in The Wall Street Journal.

(g) "Secretary" means the Secretary of the Company.

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(h) "Stock Unit Account" means the bookkeeping account established, pursuant to Section 5, on behalf of each Director who elects, pursuant to
Section 3, to have any of his or her Deferred Compensation credited to a stock unit account.
(i) "Year" means a calendar year.

Section 2. Deferral Election.

Each Director may elect, with respect to any Year, that all or any portion of his or her Eligible Compensation be deferred in accordance with the terms of this Plan.

Section 3. Investment Alternatives.

Each Director may elect that his or her Deferred Compensation for any Year be credited to a cash account or a stock unit account or to any combination thereof.

Section 4. Cash Accounts.

(a) TI shall establish and maintain a separate unfunded Cash Account for each Director who has elected that any portion of his or her Deferred
Compensation be credited to a cash account.

(b) As of the date on which any amount of a Director's Deferred
Compensation becomes payable, his or her Cash Account shall be credited with an amount equal to that portion of such Deferred Compensation as such Director has elected be credited to his or her Cash Account.

(c) As of the last day of each month, interest on each Cash Account shall be credited on the average of the balances on the first and last day of such month. Interest shall be credited at a rate equivalent to the average yield on corporate bonds rated Aaa by Moody's Investors Service on September
30 of the preceding Year (or if there is no such yield reported for such date, then on the next preceding date for which such a yield is reported) as published in Federal Reserve Statistical Release H.15, or at such other rate as may be determined by the Board Organization and Nominating Committee for
each Year.

Section 5. Stock Unit Accounts.

(a) TI shall establish and maintain a separate unfunded Stock Unit
Account for each Director who has elected that any portion of his Deferred
Compensation be credited to a stock unit account.

(b) As of each date on which any amount of a Director's Deferred
Compensation becomes payable, his or her Stock Unit Account shall be credited with that number of units as are equal to the number of full or fractional shares of TI common stock as could be purchased at the Fair Market Value with the portion of such Deferred Compensation as such Director has elected be credited to his or her Stock Unit Account.

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(c) As of the payment date for each dividend on TI common stock declared by the Board, there shall be credited to each Stock Unit Account that number of units as are equal to the number of full or fractional shares of TI common stock as could be purchased at the Fair Market Value on the payment date for such dividend with an amount equal to the product of: (i) the dividend per share, and (ii) the number of units in such account immediately prior to the record date for such dividend.

(d) In the event that the Secretary shall determine that any dividend or other distribution (whether in the form of cash, stock or other securities or property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination,

repurchase or exchange of stock or other securities of the Company, issuance of warrants or other rights to purchase stock or other securities of the
Company, or other similar corporate transaction or event affects the Stock
Unit Accounts such that an adjustment is determined by the Secretary to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the
Secretary shall, in such manner as he or she may deem equitable, adjust the number of units in the Stock Unit Accounts.

Section 6. Form and Time of Election.

A Director's election to defer all or any portion of his or her Eligible
Compensation for any Year shall be irrevocable. The election shall be made in writing in the form ("Election Form") prescribed by the Secretary. Except as hereinafter provided, to be effective, an Election Form for any Year shall be required to be received by the Secretary on or before December 31 of the preceding Year. In the case of a Director's initial election to the Board, the Election Form for the year of election shall be received not more than 30 days following his or her election and, unless received on the date of election, shall be effective only for Eligible Compensation earned after receipt of the Election Form. With respect to the period May 1, 1998 through
December 31, 1998, an Election Form shall be required to be received by the
Secretary on or before April 15, 1998, and such Election Form shall be effective only for Eligible Compensation earned during that period and shall be only for the purpose of deferring compensation not deferred pursuant to a previous election.

Section 7. Allocation of Balances in Previously Established Accounts.

At such time (on or before December 31, 1997) as the Secretary shall determine, each Director with a cash account established on his or her behalf under the Company's previous deferred compensation program for directors may elect, in such manner as may be prescribed by the Secretary, to have the balance in such previously established account credited to a cash account or a stock unit account or to any combination thereof. Any such election shall be irrevocable, and any cash account or stock unit account credited pursuant to such election shall for all purposes be deemed to have been established under this Plan.

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Section 8. Form and Time of Distributions.

Distributions of amounts credited to each Director's Cash Account shall be made in cash. Distribution of units credited to each director's Stock Unit
Account shall be made by issuing to such Director an equivalent number of shares of TI common stock; provided, however, that no fractional shares will be issued and any fractional unit will be distributed by payment of cash in the amount represented by such fractional unit based on the Fair Market Value on the date preceding the date of payment. Any shares of TI common stock distributed under the Plan shall consist of treasury shares. Except as otherwise hereinafter provided, distributions shall be made (a) on the first day of the month following such Director's termination of service on the Board for any reason other than death, or (b) at such later time as the Director has elected in accordance with the terms of this Plan. Notwithstanding the foregoing, an earlier distribution may be made, at the discretion of the
Secretary, upon a finding that a Director is suffering a significant financial hardship caused by a recent event or events not within such Director's control; provided, however, that in such event, the cash or shares distributed shall be limited to those amounts necessary to accommodate the financial hardship, as determined by the Secretary.

Section 9. Death of Director.

Notwithstanding the foregoing, in the event of the death of a Director prior to receipt by such Director of the full amount of cash and number of shares to be distributed to the Director, all such cash and/or shares will be distributed to the beneficiary or beneficiaries designated by the Director, or if no beneficiary has been designated, to the Director's estate as soon as practicable following the month in which the death occurred.

Section 10. Accounts Unsecured.

Until distributed, all amounts credited to any Cash Accounts or represented by units credited to any Stock Unit Account shall be property of TI, available for TI's use, and subject to the claims of TI's general creditors. The rights of any Director or beneficiary to distributions under this Plan are not subject to anticipation, alienation, sale, transfer, assignment, or encumbrance, and shall not be subject to the debts or liabilities of any
Director or beneficiary.

Section 11. Certain Rights Reserved by TI.

TI reserves the right to suspend, modify or terminate this Plan at any time, and, in such event, shall have the right to distribute to each Director all amounts in such Director's Cash Account or shares of TI common stock equivalent to units in such Director's Stock Unit Account, including, in the case of Stock Unit Accounts, the right to distribute cash equivalent to the units in such Accounts.

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Section 12. Certain Affiliations.

In the event that any Director terminates his or her membership on the Board and becomes affiliated with a government agency or with any private company or firm that the Board Organization and Nominating Committee believes to be in competition with TI, the Board may, at its discretion, require a distribution of all amounts in any Director's Cash Account or shares equivalent to units in such Director's Stock Unit Account.

Section 13. Administration and Interpretation of Plan.

The Secretary shall have full power and authority to construe, interpret and administer this Plan. The Secretary may issue rules and regulations for administration of the Plan. All decisions of the Secretary shall be final, conclusive and binding upon all parties, including the Company, the stockholders and the directors. In the event of the absence or inability to act of the Secretary, any Assistant Secretary shall have the authority to act in his place.

Subject to the terms of the Plan and applicable law, the Secretary shall have full power and authority to: (i) interpret and administer the Plan and any instrument or agreement relating thereto; (ii) establish, amend, suspend or waive such rules and regulations and appoint such agents as the Secretary shall deem appropriate for the proper administration of the Plan; and
(iii) make any other determination and take any other action that the
Secretary deems necessary or desirable for the administration of this Plan.